UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2024

CRESCENT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 Travis Street, Suite 7200
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including Area Code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information contained in Item 2.03 of this Current Report is incorporated into this Item 1.01 by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 11, 2024, Crescent Energy Finance LLC, a Delaware limited liability company (the “Issuer”) and indirect subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”), issued $400 million aggregate principal amount of its 7.625% Senior Notes due 2032 (the “New Notes”). The New Notes were issued as additional notes pursuant to the Base Indenture, as supplemented by the first supplemental indenture, dated as of September 3, 2024 (the “First Supplemental Indenture”), the second supplemental indenture, dated as of November 7, 2024 (the “Second Supplemental Indenture”), and the third supplemental indenture, dated as of December 11, 2024 (the “Third Supplemental Indenture” and, collectively with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Issuer has previously issued $700 million aggregate principal amount of its 7.625% Senior Notes due 2032 (the “Existing Notes” and, together with the New Notes, the “Notes”). The New Notes will be treated as a single series of securities under the Indenture and will vote together as a single class with the Existing Notes, and have substantially identical terms, other than the issue date, the first interest payment date and the initial offering price, as the Existing Notes. Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.

Indenture and Senior Notes
The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of the Issuer that guarantee its indebtedness under its revolving credit facility. The Notes are not guaranteed by the Company, which is the managing member of Crescent Energy OpCo LLC (“OpCo”), which is the sole member of the Issuer, or OpCo, and neither the Company nor OpCo is subject to the terms of the Indenture.
Maturity and Interest
The Notes will mature on April 1, 2032. The Notes bear interest at the rate of 7.625% per annum, payable in arrears on each April 1 and October 1, with interest payments on the New Notes commencing April 1, 2025.
Optional Redemption
At any time prior to April 1, 2027, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.
At any time prior to April 1, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.
On or after April 1, 2027, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2027	103.813%
2028	101.906%
2029 and thereafter	100.000%
Change of Control
If the Issuer experiences certain kinds of changes of control accompanied by a ratings decline, each holder of the Notes may require the Issuer to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Certain Covenants
The Indenture contains covenants that, among other things, limit the ability of the Issuer’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of its equity or redeem, repurchase or retire its equity or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from any non-Guarantor restricted subsidiary to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.
Events of Default
If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided that the Notes will not be due and payable immediately if such an Event of Default results from (i) certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary, or (ii) the guarantee of any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary, for any reasons ceases to be in full force and effect, except as contemplated by the Indenture, or is declared null and void or a financial officer of such significant subsidiary or group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary, denies in writing that it has any further liability under its guarantee.
The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of (a) the Base Indenture, which has been previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed by the Company with the U.S. Securities and Exchange Commission on March 28, 2024, and the First Supplemental Indenture, which has been previously filed as Exhibit 4.16 to the Company’s Quarterly Report on Form 10-Q, filed by the Company with the U.S. Securities and Exchange Commission on November 4, 2024, both of which are incorporated herein by reference; and (b) the Second Supplemental Indenture and the Third Supplemental Indenture, copies of which are filed as Exhibits 4.3 and 4.4 hereto and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
4.1
Indenture, dated as of March 26, 2024, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2024).

4.2
First Supplemental Indenture, dated as of September 3, 2024, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.16 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2024).

4.3	Second Supplemental Indenture, dated as of November 7, 2024, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
4.4	Third Supplemental Indenture, dated as of December 11, 2024, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 13, 2024

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel
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